UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 1, 2018

WRIGHT INVESTORS’ SERVICE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50587	13-4005439
(Commission File Number)	(IRS Employer Identification No.)

177 West Putnam Avenue, Greenwich CT	06830
(Address of Principal Executive Offices)	(Zip Code)

(914) 242-5700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2018 the Board of Directors (the “Board”) of Wright Investors’ Service Holdings, Inc. (the “Company”) approved certain compensation matters for Ira Sobotko, the Company’s Vice President and Chief Financial Officer.  The Company’s Board approved continuance of his employment at his current compensation of $12,500 per month through December 31, 2019 and a $25,000 cash bonus payable on November 1, 2018.

In addition, the Board approved a grant to Mr. Sobotko of 150,000 restricted stock units as of January 1, 2019 (the “RSUs”), which vest upon the Board’s determination that matters related to the Company’s interests in land and flowage rights in undeveloped property have been resolved to the Board’s satisfaction or, alternately upon such determination at the Board’s option, Mr. Sobotko would be paid a cash bonus of $75,000 in lieu of the vesting of the RSU grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wright Investors’ Service Holdings, Inc.

Date: November 2, 2018	By:	/s/ Ira J. Sobotko
Name: Ira J. Sobotko Title: Vice President & Chief Financial Officer